UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2015

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2015, Harris & Harris Group, Inc. (the “Company”) held its Annual Meeting of Shareholders to (1) elect six directors, (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant, and (3) cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included in the 2015 Proxy Statement. As of the record date, the Company had 31,280,843 shares of common stock outstanding (32,442,339 shares including restricted stock with voting rights).

Proposal 1. The election of eight directors to the Board of Directors:

Nominees	For	Withheld	Broker Non-Votes
W. Dillaway Ayres, Jr.	11,818,508	847,730	13,527,194
Dr. Phillip A. Bauman	11,795,686	870,552	13,527,194
Stacy R. Brandon	11,802,656	863,582	13,527,194
Douglas W. Jamison	11,794,430	871,808	13,527,194
Charles E. Ramsey	11,761,423	904,815	13,527,194
Richard P. Shanley	11,817,422	848,816	13,527,194

Pursuant to the foregoing votes, the six nominees listed above were elected to serve on the Company's Board of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2. To ratify, confirm and approve the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Vote
25,405,896	397,671	389,865	0

Proposal 3. To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
11,226,592	1,103,277	336,369	13,527,194

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer